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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 10, 2004 relating to the financial statements of Alkermes, Inc., appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 2004.

/s/ Deloitte & Touche LLP
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Boston, Massachusetts
April 22, 2005